Pricing Supplement No. 1953R To product supplement R dated November 7, 2012, prospectus supplement dated September 28, 2012 and prospectus dated September 28, 2012	Registration Statement No. 333-184193 Dated February 14, 2014; Rule 424(b)(2)
Deutsche Bank AG, London Branch
$6,863,000 13-Month Market Contribution Securities Linked to a Basket due March 19, 2015
General
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The securities are designed for investors who seek a return at maturity that offers exposure to any increase or decrease in the level of an equally weighted basket (the “Basket”) consisting of the Deutsche Bank Commodity Backwardation Long 22 USD Index (the “Long 22 Index”) and the Deutsche Bank Commodity Backwardation Alpha USD Excess Return Index (the “Backwardation Alpha Index,” together with the Long 22 Index, the “Basket Components”). The securities will not pay any coupons and investors should be willing to lose some or all of their initial investment if the level of the Basket decreases or fails to increase sufficiently, after taking into account the return of the Deutsche Bank 3-month TBill Index (the “TBill Index”), to offset the effect of the Adjustment Factor.  Any Payment at Maturity is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due March 19, 2015.
•	Minimum purchase of $10,000. Minimum denominations of $1,000 (the “Face Amount”) and integral multiples thereof.
•	The securities priced on February 14, 2014 (the “Trade Date”) and are expected to settle on February 20, 2014 (the “Settlement Date”).
•	After the Trade Date but prior to the Settlement Date we may accept additional orders for the securities and increase the aggregate Face Amount.
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of a basket consisting of two Basket Components, as set forth below
	Basket Component	Ticker Symbol	Initial Level
	Deutsche Bank Commodity Backwardation Long 22 USD Index (the “Long 22 Index”)	DBRCBWLO	814.7165
	Deutsche Bank Commodity Backwardation Alpha USD Excess Return Index (the “Backwardation Alpha Index”)	DBRCBAAE	421.8336

Payment at Maturity:	A cash payment, determined on the Final Valuation Date, that provides you with a return per $1,000 Face Amount of securities, calculated as follows:
$1,000 + $1,000 x (Basket Return + TBill Return — Adjustment Factor)

Your investment will be fully exposed to any increase or decrease in the level of the Basket. The return of the Basket is reduced by the Adjustment Factor at a rate of approximately 2.00% per annum, regardless of whether the level of the Basket increases or decreases. You will lose some or all of your initial investment if the level of the Basket decreases or fails to increase sufficiently, after taking into account the TBill Return, to offset the effect of the Adjustment Factor. In no event will the Payment at Maturity be less than zero.

(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page 8 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions (1)	Proceeds to Us
Per Security	$1,000.00	$0.00	$1,000.00
Total	$6,863,000.00	$0.00	$6,863,000.00

(1) The securities will not be sold with an up-front commission or fee. However, we expect to pay a portion of the Adjustment Factor as a commission on a quarterly basis to brokerage firms, which may include Deutsche Bank Securities Inc., and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities. For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information (Conflicts of Interest)” in this pricing supplement.

The agent for this offering is our affiliate. For more information see “Supplemental Underwriting Information (Conflicts of Interest)” in this pricing supplement.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$6,863,000.00	$883.95

Deutsche Bank Securities
February 14, 2014

(Key Terms continued from previous page)
Basket Return:	The performance of the Basket from the Initial Basket Level to the Final Basket Level, calculated as follows:
Final Basket Level — Initial Basket Level
Initial Basket Level
Initial Basket Level:	100
Final Basket Level:	The Basket Level on the Final Valuation Date
Basket Level:	The Basket Level on any trading day will be calculated as follows
100 × (1 + 0.5 × Long 22 Index Performance + 0.5 × Backwardation Alpha Index Performance)
The Long 22 Index Performance and Backwardation Alpha Index Performance refer to the Performance of the Long 22 Index and the Backwardation Alpha Index, respectively.
Performance:	With respect to each Basket Component and the TBill Index, the performance of such Basket Component or the TBill Index from its Initial Level to its Final Level, calculated as follows:
Final Level — Initial Level
Initial Level
TBill Index:	Deutsche Bank 3-month TBill Index (Ticker: DBTRBL3M)
TBill Return:	The Performance of the TBill Index from its Initial Level to its Final Level
Adjustment Factor:	(0.02 x (Days/365)) where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the Final Valuation Date
Initial Level†:
With respect to each Basket Component, the closing Level for such Basket Component on the Trade Date, as set forth in the table above
With respect to the TBill Index, 237.2490, equal to the closing Level for the TBill Index on the Trade Date

Final Level†:
With respect to each Basket Component, the closing Level for such Basket Component on the Final Valuation Date
With respect to the TBill Index, the closing Level for the TBIll Index on the Final Valuation Date

Trade Date:	February 14, 2014
Settlement Date:	February 20, 2014
Final Valuation Date:	March 16, 2015
Maturity Date††:	March 19, 2015
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	25152RJA2
ISIN:	US25152RJA23
† Subject to adjustment as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

†† Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” and  acceleration as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates — Commodity Hedging Disruption Events for Commodity Based Underlyings or Basket Components” in the accompanying product supplement.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with product supplement R dated November 7, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement R dated November 7, 2012:
http://sec.gov/Archives/edgar/data/1159508/000095010312005975/crt-dp34124_424b2.pdf

•	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or   “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

What Is the Payment at Maturity on the Securities, Assuming a Range of Performances for the Basket?

The following table illustrates the hypothetical Payment at Maturity per $1,000 Face Amount of securities, for a hypothetical range of performances for the Basket.  These examples illustrate that you will lose some or all of your initial investment if the level of the Basket decreases or fails to increase sufficiently, after taking into account the TBill Return, to offset the effect of the Adjustment Factor. Your investment will be fully exposed to any increase or decrease in the level of the Basket.

The hypothetical Payments at Maturity set forth below reflect the Initial Basket Level of 100 and the period of 395 calendar days from the Trade Date to the Final Valuation Date and assume a hypothetical TBill Return of 0.10%. The hypothetical Payments at Maturity set forth below are for illustrative purposes only. The actual Payment at Maturity applicable to a purchaser of the securities will be determined on the Final Valuation Date. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Hypothetical Final Basket Level	Hypothetical Basket Return (%)	Adjustment Factor (%)	TBill Return (%)	Payment at Maturity ($)	Return on Securities
200.00	100.00%	2.16%	0.10%	$1,979.36	97.94%
190.00	90.00%	2.16%	0.10%	$1,879.36	87.94%
180.00	80.00%	2.16%	0.10%	$1,779.36	77.94%
170.00	70.00%	2.16%	0.10%	$1,679.36	67.94%
160.00	60.00%	2.16%	0.10%	$1,579.36	57.94%
150.00	50.00%	2.16%	0.10%	$1,479.36	47.94%
140.00	40.00%	2.16%	0.10%	$1,379.36	37.94%
130.00	30.00%	2.16%	0.10%	$1,279.36	27.94%
120.00	20.00%	2.16%	0.10%	$1,179.36	17.94%
110.00	10.00%	2.16%	0.10%	$1,079.36	7.94%
102.00	2.00%	2.16%	0.10%	$999.36	-0.06%
100.00	0.00%	2.16%	0.10%	$979.36	-2.06%
90.00	-10.00%	2.16%	0.10%	$879.36	-12.06%
80.00	-20.00%	2.16%	0.10%	$779.36	-22.06%
70.00	-30.00%	2.16%	0.10%	$679.36	-32.06%
60.00	-40.00%	2.16%	0.10%	$579.36	-42.06%
50.00	-50.00%	2.16%	0.10%	$479.36	-52.06%
40.00	-60.00%	2.16%	0.10%	$379.36	-62.06%
30.00	-70.00%	2.16%	0.10%	$279.36	-72.06%
20.00	-80.00%	2.16%	0.10%	$179.36	-82.06%
10.00	-90.00%	2.16%	0.10%	$79.36	-92.06%
0.00	-100.00%	2.16%	0.10%	$0.00	-100.00%

The following examples assume the Initial Levels of 800.00 and 400.00 for the Long 22 Index and the Backwardation Alpha Index, respectively.

Hypothetical Examples of Payments at Maturity

The following examples illustrate how the Payments at Maturity set forth in the table above are calculated.

Example 1: The level of the Long 22 Index increases 55.00% from an Initial Level of 800.00 to a Final Level of 1,240.00 and the level of the Backwardation Alpha Index increases 45.00% from an Initial Level of 400.00 to a Final Level of 580.00. Assuming a period of 395 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 150.00, calculated as follows:

Final Basket Level	=	100 × (1 + 0.5 × Long 22 Index Performance + 0.5 × Alpha Index Performance)
	=	100 × [1 + (0.5 × (1,240.00 — 800.00)/800.00) + (0.5 × (580.00 — 400.00)/400.00)]
	=	150.00

Accordingly, you would receive a Payment at Maturity of $1,479.36 per $1,000 Face Amount of securities, calculated as follows:

Payment at Maturity	=	$1,000 + $1,000 x (Basket Return + TBill Return — Adjustment Factor)

=	$1,000 + $1,000 x	(	Final Basket Level — Initial Basket Level	+ TBill Return	— Adjustment Factor)
			Initial Basket Level
=	$1,000 + $1,000 x		(150.00 — 100.00	+ 0.10%	— 2.16%)
			100.00
=	$1,479.36

Example 2: The level of the Long 22 Index increases 1.00% from an Initial Level of 800.00 to a Final Level of 808.00 and the level of the Backwardation Alpha Index increases 3.00% from an Initial Level of 400.00 to a Final Level of 412.00. Assuming a period of 395 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 102.00, calculated as follows:

Final Basket Level	=	100 × (1 + 0.5 × Long 22 Index Performance + 0.5 × Alpha Index Performance)
	=	100 × [1 + (0.5 × (808.00 — 800.00)/800.00) + (0.5 × (412.00 — 400.00)/400.00)]
	=	102.00

In this case, even though the Final Levels of the Basket Components are greater than their respective Initial Levels, you would receive a Payment at Maturity that is less than $1,000.00 per $1,000.00 Face Amount of securities because the increase in the Final Basket Level, after taking into account the TBill Return, is not sufficient to offset the effect of the Adjustment Factor. Accordingly, you would receive a Payment at Maturity of $999.36 per $1,000 Face Amount of securities, calculated as follows:

Payment at Maturity	=	$1,000 + $1,000 x (Basket Return + TBill Return — Adjustment Factor)
	=	$1,000 + $1,000 x	(	Final Basket Level — Initial Basket Level	+ TBill Return	— Adjustment Factor)
Initial Basket Level
	=	$1,000 + $1,000 x		(102.00 — 100.00	+ 0.10%	— 2.16%)
100.00
	=	$999.36

Example 3: The level of the Long 22 Index increases 5.00% from an Initial Level of 800.00 to a Final Level of 840.00 and the level of the Backwardation Alpha Index decreases 45.00% from an Initial Level of 400.00 to a Final Level of 220.00. Assuming a period of 395 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 80.00, calculated as follows:

Final Basket Level	=	100 × (1 + 0.5 × Long 22 Index Performance + 0.5 × Alpha Index Performance)
	=	100 × [1 + (0.5 × (840.00 — 800.00)/800.00) + (0.5 × (220.00 — 400.00)/400.00)]
	=	80.00

In this case, even though the Final Level of the Long 22 Index is greater than its Initial Level, you would receive a Payment at Maturity that is significantly less than $1,000.00 per $1,000.00 Face Amount because the increase in the level of the Long 22 Index is offset by the decrease in the level of the Backwardation Alpha Index. Accordingly, you would receive a Payment at Maturity of $779.36 per $1,000 Face Amount of securities, calculated as follows:

Payment at Maturity	=	$1,000 + $1,000 x (Basket Return + TBill Return — Adjustment Factor)
	=	$1,000 + $1,000 x	(	Final Basket Level — Initial Basket Level	+ TBill Return	— Adjustment Factor)
Initial Basket Level
	=	$1,000 + $1,000 x		(80.00 — 100.00	+ 0.10%	— 2.16%)
100.00
	=	$779.36

Selected Purchase Considerations

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THE ADJUSTMENT FACTOR REDUCES THE PAYMENT AT MATURITY — The Payment at Maturity will be reduced by the Adjustment Factor by approximately 2.00% per $1,000 Face Amount of securities for each year the securities remain outstanding, regardless of whether the Final Basket Level is greater than, equal to or less than the Initial Basket Level. Because the securities are our senior unsecured obligations, any Payment at Maturity is subject to our ability to pay our obligations as they become due.

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RETURN LINKED TO THE PERFORMANCE OF A BASKET— The securities are exposed to any increase or decrease in the level of an equally weighted basket consisting of the Deutsche Bank Commodity Backwardation Long 22 USD Index and the Deutsche Bank Commodity Backwardation Alpha USD Excess Return Index. Investors will lose some or all of their initial investment if the level of the Basket decreases or fails to increase sufficiently, after taking into account the return of the Deutsche Bank 3-month TBill Index, to offset the effect of the Adjustment Factor.

Deutsche Bank Commodity Backwardation Long 22 USD Index

The Deutsche Bank Commodity Backwardation Long 22 USD Index (the “Long 22 Index”) is intended to reflect the performance of a monthly rebalanced notional long position in 11 physical commodities (the “Long Commodities”) selected out of 22 physical commodities on the basis of the relative degree of backwardation exhibited by the futures contracts on these commodities. The 22 commodities included in the Long 22 Index (each, an “Index Commodity”) are: aluminum, Brent crude oil, Chicago wheat, cocoa, coffee, copper, corn, cotton, gas oil, gold, heating oil, Kansas wheat, lead, natural gas, nickel, RBOB gasoline, silver, soybeans, soybean oil, sugar #11, WTI crude oil and zinc. Each month, the 22 Index Commodities are ranked based on their implied roll yields. The 11 commodities with the highest implied roll yields will be selected as the Long Commodities in most backwardation. The Long 22 Index is designed based on the observation that commodities exhibiting a high degree of backwardation often outperform the commodities in contango. If a commodity is in backwardation, it is often due to a sudden lack of supply or a sudden increased demand for that commodity, causing the spot price to go up. If the spot price of that commodity continues to move up, the prices of its futures contracts will go up as well, leading to better performance than the futures contracts of the commodities in contango. The Long 22 Index seeks to outperform the commodity market by capturing returns generated by the commodities in most backwardation. On February 5, 2014, the Long Commodities included in the Long 22 Index are: Brent crude oil, cocoa, copper, cotton, gas oil, heating oil, Kansas wheat, natural gas, RBOB gasoline, soybeans and WTI crude oil.

For more information on the Long 22 Index, including information concerning its calculation methodology, please see the section entitled “Deutsche Bank Commodity Backwardation Long 22 USD Index” in this pricing supplement.

Deutsche Bank Commodity Backwardation Alpha USD Excess Return Index

The Deutsche Bank Commodity Backwardation Alpha USD Excess Return Index (the “Backwardation Alpha Index”) is intended to reflect the relative performance of 12 physical commodities in the energy, industrial metals and precious metals sectors as divided into two groups on the basis of their relative degree of backwardation or contango exhibited by the futures contracts on these commodities. The Backwardation Alpha Index seeks to capture returns generated by any outperformance of the 6 commodities that are in most backwardation, as measured by a monthly rebalanced notional long position in the Deutsche Bank Commodity Backwardation Long Index (the “Long Index”), in relation to the 6 commodities that are in most contango, as measured by a monthly rebalanced notional short position of equal size in the Deutsche Bank Commodity Backwardation Short Index (the “Short Index”). The 12 commodities included in the Backwardation Alpha Index (each, an “Index Commodity”) are: aluminum, Brent crude oil, copper, gas oil, gold, heating oil, lead, natural gas, nickel, silver, WTI crude oil and zinc. Each month, the 12 Index Commodities are ranked based on their implied roll yields. The 6 commodities with the highest roll yields will be selected as the commodities in most backwardation (the “Long Commodities”) and the remaining 6 commodities will be the commodities in most contango (the “Short Commodities”). The Backwardation Alpha Index is designed based on the observation that commodities exhibiting a high degree of backwardation often outperform the commodities in contango. If a commodity is in backwardation, it is often due to a sudden lack of supply or a sudden increased demand for that commodity, causing the spot price to go up. If the spot price of that commodity continues to move up, the prices of its futures contracts will go up as well, leading to better performance than the futures contracts of the commodities in contango. The Backwardation Alpha Index seeks to capture returns generated by any outperformance of the commodities in most backwardation (as represented by the Long Index) in relation to the commodities in most contango (as represented by the Short Index).

For more information on the Backwardation Alpha Index, including information concerning its calculation methodology, please see the section entitled “Deutsche Bank Commodity Backwardation Alpha USD Excess Return Index” in this pricing supplement.

Deutsche Bank 3-month TBill Index
The Deutsche Bank 3-month TBill Index (the “TBill Index”) is intended to approximate the returns from investing in three-month United States Treasury bills on a rolling basis. For more information on the TBill Index, including information concerning its calculation methodology, please see the section entitled “The Deutsche Bank 3-month TBill Index” in this pricing supplement.

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A COMMODITY HEDGING DISRUPTION EVENT MAY RESULT IN ACCELERATION OF THE SECURITIES — If a Commodity Hedging Disruption Event (as defined under “Description of Securities — Adjustments to Valuation Dates and Payment Dates — Commodity Hedging Disruption Events for Commodity Based Underlyings or Basket Components” in the accompanying product supplement) occurs, we will have the right, but not the obligation, to accelerate the payment on the securities. The amount due and payable per $1,000 Face Amount of securities upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the day on which the calculation agent delivers notice of such acceleration.

Please see the risk factors entitled “A Commodity Hedging Disruption Event May Result In Acceleration of the Securities” and “Commodity Futures Contracts are Subject to Uncertain Legal and Regulatory Regimes, Which May Adversely Affect the Levels of the Basket Components and the Value of the Securities” in this pricing supplement for more information.

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TAX CONSEQUENCES — In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, it is more likely than not that the securities will be treated for U.S. federal income tax purposes as prepaid financial contracts that are not debt. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including at maturity) and (ii) your gain or loss on the securities should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The Internal Revenue Service (the “IRS”) or a court might not agree with this treatment, however, in which case the timing and character of income or loss on your securities could be materially and adversely affected.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Components. In addition to these selected risk considerations, you should review the “Risk Factors” section of the accompanying product supplement.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity is linked to the performance of the Basket Components and will depend on whether, and the extent to which, the Basket Return is positive or negative. Your investment will be fully exposed to any increase or decrease in the level of the Basket measured from the Trade Date to the Final Valuation Date. The Basket Level could decline very rapidly if the levels of both Basket Components decrease simultaneously. Accordingly, you could lose some or all of your initial investment. Any Payment at Maturity is subject to our ability to meet our obligations as they become due.

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THE INCLUSION OF AN ADJUSTMENT FACTOR REDUCES THE PAYMENT AT MATURITY — The Payment at Maturity will be reduced by approximately 2.00% for each year the securities remain outstanding. The Adjustment Factor will reduce the return on the securities regardless of whether the Final Basket Level is greater than, less than or equal to the Initial Basket Level. The securities have a term from the Trade Date to the Final Valuation Date of approximately thirteen months, so the total return at maturity will be reduced by approximately 2.16% compared to the total return if the Adjustment Factor had not been applied. Consequently, at maturity, you will receive less than your original investment unless the Basket Return, after taking into account the TBill Return, is greater than 2.16%.

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THE RETURN ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The return on the securities may be lower than the yield on our conventional debt securities of a comparable maturity and credit rating. At maturity, you will receive a positive return on your investment only if the Basket Return, after taking into account the TBill Return, is greater than 2.16%. If the Basket Return, after taking into account the TBill Return, is less than 2.16%, you will receive a negative return on your investment due to the Adjustment Factor. Even if the Final Basket Level is greater than the Initial Basket Level by an amount sufficient to entirely offset the Adjustment Factor, the return on the securities may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

•	NO COUPON PAYMENTS — We will not pay any coupon payments with respect to the securities.

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PAYMENTS ON THE SECURITIES ARE SUBJECT TO DEUTSCHE BANK AG’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment(s) to be made on the securities depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount(s) owed to you under the terms of the securities and you could lose your entire initial investment.

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THE CORRELATION AMONG THE BASKET COMPONENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Components increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased positive correlation between the Basket Components, in particular when one Basket Component decreases. The value of the securities may also be adversely affected by increased negative correlation between the Basket Components, meaning the positive performance of a Basket Component could be entirely offset by the negative performance of the other Basket Component.

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THE LONG 22 INDEX IS SUBJECT TO STRATEGY RISK — Based on the observation that the commodities have a high degree of backwardation often outperform the commodities in contango, the Long 22 Index seeks to outperform the commodity market by capturing returns generated by the 11 Long Commodities selected out of the 22 Index Commodities every month that are in most backwardation. Because the Long 22 Index is composed of an equally weighted basket of Sub-Indices (as defined below) constructed using Deutsche Bank’s proprietary “Optimum Yield Enhanced” (“OYE”) methodology, the Long 22 Index should also benefit from the OYE methodology designed to minimize negative roll yield in a contango market and maximize positive roll yield in a backwardation market. However, we can give no assurance that the Long Commodities will outperform the commodity market, nor can we give any assurance that the Sub-Indices will successfully minimize negative roll yield in a contango market and maximize positive roll yield in a backwardation market. It is possible that the Sub-Indices for the Long Commodities decreases in value, resulting in losses that are greater than you would have from an exposure to the commodities market in general. If the Long 22 Index strategy is not successful, the level of the Long 22 Index and consequently the return on your securities, may be adversely affected.

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THE BACKWARDATION ALPHA INDEX IS SUBJECT TO STRATEGY RISK — Based on the observation that the commodities have a high degree of backwardation often outperform the commodities in contango, the Backwardation Alpha Index seeks to capture returns generated by any outperformance of the 6 Long Commodities included in the Backwardation Alpha Index in most backwardation (as measured by a notional long position in the Long Index) in relation to the 6 Short Commodities included in the Backwardation Alpha Index in most contango (as measured by a notional short position in the Short Index). In general, the level of the Backwardation Alpha Index will increase if the Long Index outperforms the Short Index and decrease if the Long Index underperforms the Short Index. Because the OYE Sub-Indices represented in the Long Index are expected to generate a greater roll yield (or a lesser roll loss) than the Front Month Sub-Indices  represented in the Short Index, the Backwardation Alpha Index also benefits from the roll yield differentials between the OYE Sub-Indices and the Front Month Sub-Indices. However, we can give no assurance that the Long Commodities will outperform the Short Commodities, nor can we give any assurance that the OYE Sub-Indices will generate a greater roll yield than the Front Month Sub-Indices. It is possible that the Long Index decreases in value while the Short Index increases in value, resulting in losses that are greater than you would have from an exposure to either of the two indices in isolation. If the Backwardation Alpha Index strategy is not successful, the level of the Backwardation Alpha Index and consequently the return on your securities, may be adversely affected.

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THE BASKET COMPONENTS HAVE VERY LIMITED PERFORMANCE HISTORY — Publication of the Long 22 Index began on October 15, 2012 and publication of the Backwardation Alpha Index began on January 18, 2013. Therefore, the Basket Components have very limited performance history, and no actual investment that allowed tracking of the performance of the Long 22 Index or the Backwardation Alpha Index was possible before October 15, 2012 and January 18, 2013, respectively.

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A COMMODITY HEDGING DISRUPTION EVENT MAY RESULT IN ACCELERATION OF THE SECURITIES — If a Commodity Hedging Disruption Event occurs, we will have the right to accelerate the payment on your securities prior to maturity. The amount due and payable on the securities upon such early acceleration will be determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest the proceeds in a comparable investment.

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES, WHICH MAY ADVERSELY AFFECT THE LEVELS OF THE BASKET COMPONENTS AND THE VALUE OF THE SECURITIES — Commodity futures contracts that may compose the Basket Components are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities and affect the levels of the Basket Components. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to your interest. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, requires the Commodity Futures Trading Commission (the “CFTC”) to establish limits on the amount of positions that may be held by any person in commodity futures contracts, options on such futures contracts and swaps that are economically equivalent to such contracts. Such rules may cause a Commodity Hedging Disruption Event to occur or may increase the likelihood that a Commodity Hedging Disruption Event will occur during the term of the securities. If a Commodity Hedging Disruption Event does occur, we may, in our sole and absolute discretion, accelerate the payment on your securities early and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest the proceeds in a comparable investment. We may also decide, or be forced, to sell a portion, possibly a substantial portion, of our hedge position in the futures contracts included in the Basket Components. Additionally, other market participants are subject to the same regulatory issues and may decide, or be required to, sell their positions in such futures contracts included in the Basket Components. While the effect of these or other regulatory developments are difficult to predict, if such broad market selling were to occur, it would likely lead to declines, possibly significant declines, in the price of such futures contracts included in the Basket Components and therefore, the levels of the Basket Components and the value of the securities.

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NO RIGHTS IN EXCHANGE-TRADED FUTURES CONTRACTS ON THE COMMODITIES INCLUDED IN THE BASKET COMPONENTS — As an owner of the securities, you will not have any rights that holders of exchange-traded futures contracts on the commodities included in the Basket Components may have.

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THE SPONSOR OF THE BASKET COMPONENTS HAS DISCRETION TO ADJUST THE METHODOLOGY OF THE BASKET COMPONENTS — During the term of the securities, the Index Sponsor (as defined below) may modify the methodology used to determine the Basket Components as it deems appropriate if the Index Sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any of the underlying indices or sub-indices included in the Basket Components. See “The Deutsche Bank Commodity Backwardation Long 22 USD Index” and “The Deutsche Bank Commodity Backwardation Alpha USD Excess Return Index” in this pricing supplement.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — While we expect that, generally, the levels of the Basket Components will affect the value of the securities more than any other single factor, the value of the securities will also be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components;

•	the composition of the Basket Components and any changes to the components underlying the Basket Components;

•	the value of Treasury Bills;

•	monetary policies of the Federal Reserve Board;

•	trends of supply and demand for the commodities underlying the Basket Components;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the futures contracts included in the Basket Components or commodities markets generally;

•	the interest rates and yields then prevailing in the market;

•	the time remaining to maturity of the securities;

•	the volatility of, and correlation among, the prices of the futures contracts included in the Basket Components;

•	the expected volatility of the Basket Components; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THE CORRELATION AMONG THE FUTURES CONTRACTS INCLUDED IN THE BASKET COMPONENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the values of the futures contracts included in the Basket Components increase or decrease to the same degree at the same time. If the correlation among the futures contracts included in the Basket Components change, the value of the securities may be adversely affected.

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CHANGES IN DEGREES OF BACKWARDATION OR CONTANGO FOR INDEX COMMODITIES MAY ADVERSELY AFFECT THE LEVELS OF THE BASKET COMPONENTS AND IN THE VALUE OF YOUR SECURITIES — As the futures contracts that underlie the Basket Components near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in December may specify a January expiration. As that contract nears expiration, it may be replaced by selling the January contract and purchasing the contract expiring in March. This process is referred to as “rolling.” Historically, with respect to some futures contracts, the prices have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the January contract would take place at a price that is higher than the price at which the March contract is purchased, thereby creating a gain in connection with rolling. Conversely, some futures contracts included in the Basket Components have historically exhibited “contango” rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. While certain futures contracts included in the Basket Components have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. With respect to the Long 22 Index, each month, the 11 commodities with the highest risk adjusted roll yields will be identified as the Long Commodities. With respect to the Backwardation Alpha Index, each month, the 6 commodities with the highest risk adjusted roll yields will be identified as the Long Commodities in most backwardation and the remaining 6 commodities will be the Short Commodities in most contango. However, the risk adjusted implied roll yields calculated at the beginning of each month may not effectively predict the degree of backwardation or contango of the Index Commodities for the rest of the month. Market events that occur after the Long Commodities and Short Commodities are selected may change the degrees of backwardation or contango of the Index Commodities (as a result of changes in shapes of commodity forward curves), which may adversely affect the levels of the Basket Components and, accordingly, decrease the value of your securities.

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THE INDEX SPONSOR MAY BE REQUIRED TO REPLACE A DESIGNATED CONTRACT IF THE EXISTING FUTURES CONTRACT IS TERMINATED OR REPLACED — One or more futures contracts known as designated contracts have been selected for each underlying physical commodity included in the Basket Components. See “The Deutsche Bank Commodity Backwardation Long 22 USD Index” and “The Deutsche

Bank Commodity Backwardation Alpha USD Excess Return Index” in this pricing supplement. Data concerning each designated contract will be used to calculate the Basket Components. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a designated contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Index Sponsor to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the value of the securities.

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CHANGES THAT AFFECT THE CALCULATION OF THE BASKET COMPONENTS MAY AFFECT THE VALUE OF THE SECURITIES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY — The policies of the Index Sponsor concerning the methodology and calculation of the Basket Components or substitutions of exchange-traded futures contracts on the commodities underlying the Basket Components could affect the Basket Components and, therefore, could affect the amount payable on the securities at maturity and the value of the securities prior to maturity. The amount payable on the securities and their value could also be affected if the Index Sponsor, in its sole discretion, changes these policies, for example, by changing the methodology for compiling and calculating the Basket Components, or if the Index Sponsor discontinues or suspends calculation or publication of the Basket Components, in which case it may become difficult to determine the value of the securities. If events such as these occur, or if the levels of the Basket Components are not available because of a market disruption event or for any other reason, the Calculation Agent — which will be Deutsche Bank AG, London Branch — will make a good faith estimate in its sole discretion of the levels of the Basket Components that would have prevailed in the absence of such events.

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THE RETURN ON YOUR INVESTMENT COULD BE SIGNIFICANTLY LESS THAN THE PERFORMANCE OF THE BASKET COMPONENTS OR CERTAIN COMPONENTS OF THE BASKET COMPONENTS — The return on your investment in the securities could be significantly less than the return on an alternative investment with similar risk characteristics, even if some of the futures contracts reflected in the Basket Components, or the commodities underlying such futures contracts, have generated significant returns. The levels of such futures contracts and such commodities may move in different directions at different times compared to each other, and underperformance by one or more of the Long Commodities or outperformance by one or more of the Short Commodities may reduce the performances of the Basket Components as a whole.

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THE PRICES OF COMMODITIES AND COMMODITY FUTURES CONTRACTS ARE HIGHLY VOLATILE AND MAY CHANGE UNPREDICTABLY — Market prices of commodities and commodity futures contracts are highly volatile and, in many sectors, have experienced unprecedented historical volatility in the past few years. Market prices of commodities and commodity futures contracts may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; trends in agriculture; trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease, pestilence and technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in the price of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters. These factors may affect the values of the related futures contracts composing the Basket Components and, as a result, the levels of the Basket Components, the value of the securities and any payments you may receive in respect of the securities.

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THE MARKETS FOR THE INDEX COMMODITIES SUFFER FROM SYSTEMIC RISKS — Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Commodities are variously affected by, among other things, weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs.

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THE COMMODITY PRICES REFLECTED IN THE BASKET COMPONENTS ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS — The commodities underlying the Basket Components may be produced in emerging market countries that are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, some emerging market nations have undergone significant political, economic and social upheaval. In such cases, far-reaching changes have resulted in constitutional and social tensions and in such cases, instability and reaction against market reforms have occurred. With respect to any emerging market nation, there is the possibility of nationalization, appropriation or confiscation, political changes, government regulation and social instability. Future political instability may adversely affect the economic conditions of an emerging market nation. Political or economic instability may adversely affect the return on your investment and the value of the securities.

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THE LONDON METAL EXCHANGE DOES NOT HAVE DAILY PRICE LIMITS — The official cash offer prices of certain commodities underlying the Basket Components are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a particular day or over a period of days. Conversely, in an increasing market, it is possible that prices would continue to increase without limitation within a particular day or over a period of days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the Final Valuation Date, the per unit U.S. dollar cash offer prices used to determine the official cash offer prices of certain commodities underlying the Basket Components could be affected in such a way as to cause a decline in the levels of the Basket Components, which will have an adverse effect on the Payment at Maturity.

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IF THE LIQUIDITY OF THE FUTURES CONTRACTS INCLUDED IN THE BASKET COMPONENTS IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED, AND THIS COULD RESULT IN POTENTIAL CONFLICTS OF INTEREST — Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Final Valuation Date would likely have an adverse effect on the levels of the Basket Components and, therefore, on the return on your securities. Limited liquidity relating to the futures contracts included in the Basket Components may also result in the Index Sponsor being unable to determine the levels of the Basket Components using its normal means. The resulting discretion by the Index Sponsor in determining the Final Levels of the Basket Components could, in turn, result in potential conflicts of interest.

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SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the levels of the Basket Components and, therefore, the value of your securities.

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THE SECURITIES HAVE CERTAIN BUILT-IN COSTS — While the payment(s) on the securities described in this pricing supplement is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that Deutsche Bank AG or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. As a result, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions will likely be lower than the Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

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THE SECURITIES WILL NOT BE LISTED AND WE CANNOT ASSURE YOU THAT A MARKET WILL DEVELOP FOR THE SECURITIES — There is no established trading market for the securities and we will not list them on any securities exchange. Deutsche Bank AG or its affiliates intends to offer to purchase the securities in the secondary market but is not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities.

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TRADING BY US OR OUR AFFILIATES IN THE COMMODITIES MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We and our affiliates are active participants in the commodities markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodities transactions. In addition, we or one or more of our affiliates expect to hedge our commodity exposure from the securities by entering into various transactions, such as over-the-counter options or futures. We may adjust these hedges at any time and from time to time. Our trading and hedging activities may have a material adverse effect on the commodities prices and have a potentially negative impact on the performance of the Basket Components. It is possible that we or our affiliates could receive significant returns from these hedging activities while the value of or amounts payable under the securities declines. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in commodity prices. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities.

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WE, OUR AFFILIATES OR OUR AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD ADVERSELY AFFECT THE LEVELS OF THE BASKET COMPONENTS TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — We, our affiliates or our agents may publish research from time to time on financial markets and other matters that could adversely affect the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or our agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the securities and the Basket Components to which the securities are linked.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT FOR THE SECURITIES, THE SPONSOR OF THE BASKET COMPONENTS AND THE CALCULATION AGENT FOR THE BASKET COMPONENTS ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the calculation agent for the securities, the sponsor of the Basket Components (the “Index Sponsor”) and the calculation agent for the Basket Components. We, as calculation agent for the securities, will determine whether there has been a market disruption event with respect to the Basket Components or exchange traded instruments relating to the commodities included in the Basket Components or a Commodity Hedging Disruption Event with respect to the securities. In such event, we may use an alternate method to calculate the closing levels of the Basket Components, including the Initial Level and the Final Level, and the payment due on the securities. As the Index Sponsor, we carry out calculations necessary to promulgate the Basket Components, and we maintain some discretion as to how such calculations are made. In particular, the Index Sponsor has discretion in selecting among methods of how to calculate the Basket Components in the event the regular means of determining the Basket Components is unavailable at the time such determination is scheduled to take place, and the Index Sponsor has even more discretion in the case of a force majeure event relating to the Basket Components. There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities or the Basket Components. Because determinations made by Deutsche Bank AG, London Branch as the calculation agent for the securities, Index Sponsor and the calculation agent for the Basket Components may affect the Payment at Maturity, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

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THE BROKERAGE FIRM THROUGH WHICH YOU HOLD YOUR SECURITIES AND YOUR BROKER MAY HAVE ECONOMIC INTERESTS THAT ARE DIFFERENT FROM YOURS — We expect to pay a portion of the Adjustment Factor as a commission on a quarterly basis to brokerage firms, which may include Deutsche Bank Securities Inc. (“DBSI”) and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities. We expect that the brokerage firm through which you hold your securities will pay a portion of these commissions to your broker. As a result of these arrangements, the brokerage firm through which you hold your securities and your broker may have economic interests that are different than yours. As with any security or investment for which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to continue to hold the securities because they will no longer receive these quarterly commissions if you sell or redeem your securities. You should take the above arrangements and the potentially different economic interests they create into account when considering an investment in the securities. For more information about the payment of these commissions, see “Supplemental Underwriting Information (Conflicts of Interest)” in this pricing supplement.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be materially and adversely affected. In addition, as described above under “Tax Consequences,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Historical Information

The Long 22 Index has existed only since October 15, 2012 and publication of the Long 22 Index began on October 15, 2012. The historical performance data below from October 15, 2012 through February 10, 2014 represent the actual performance of the Long 22 Index. The performance data prior to October 15, 2012, as indicated by the vertical line in the graph below, reflect a retrospective calculation of the levels of the Long 22 Index using archived data and the current methodology for the calculation of the Long 22 Index. The closing level of the Long 22 Index on February 14, 2014 was 814.7165. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Long 22 Index was possible at any time prior to October 15, 2012. Accordingly, the results shown before October 15, 2012 are hypothetical and do not reflect actual returns. Hypothetical or simulated performance results have inherent limitations. Unlike an actual performance, hypothetical results are achieved by means of retroactive application of the index methodology designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance. The historical levels of the Long 22 Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the Long 22 Index on the Final Valuation Date. We cannot give you assurance that the performance of the Long 22 Index will result in the return of any portion of your initial investment.

The Backwardation Alpha Index has existed only since January 18, 2013 and publication of the Backwardation Alpha Index began on January 18, 2013. The historical performance data below from January 18, 2013 through February 10, 2014 represent the actual performance of the Backwardation Alpha Index. The performance data prior to January 18, 2013, as indicated by the vertical line in the graph below, reflect a retrospective calculation of the levels of the Backwardation Alpha Index using archived data and the current methodology for the calculation of the Backwardation Alpha Index. The closing level of the Backwardation Alpha Index on February 14, 2014 was 421.8336. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Backwardation Alpha Index was possible at any time prior to January 18, 2013. Accordingly, the results shown before January 18, 2013 are hypothetical and do not reflect actual returns. Hypothetical or simulated performance results have inherent limitations. Unlike an actual performance, hypothetical results are achieved by means of retroactive application of the index methodology designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance. The historical levels of the Backwardation Alpha Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of the Backwardation Alpha Index on the Final Valuation Date. We cannot give you assurance that the performance of the Backwardation Alpha Index will result in the return of any portion of your initial investment.

The following graph sets forth the historical performance of the TBill Index based on the daily closing levels of the TBill Index from February 10, 2009 through February 10, 2014. The closing level of the TBill Index on February 14, 2014 was 237.2490. We obtained the historical closing levels of the TBill Index below from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical closing levels of the TBill Index should not be taken as an indication of future performance, and no assurance can be given as to the historical closing levels of the TBill Index on the Final Valuation Date. We cannot give you assurance that the performance of the TBill Index will result in the return of any of your initial investment.

Deutsche Bank Commodity Backwardation Long 22 USD Index (the “Long 22 Index”)

The description below is just a summary of the rules applicable to the Deutsche Bank Commodity Backwardation Long 22 USD Index and the basis on which the Deutsche Bank Commodity Backwardation Long 22 USD Index will be calculated. The index rules described herein are subject to change at any time and may be superseded by any subsequent index rules.

The Deutsche Bank Commodity Backwardation Long 22 USD Index (the “Long 22 Index”) is intended to reflect the  performance of a monthly rebalanced notional long position in 11 physical commodities (the “Long Commodities”) selected out of 22 physical commodities on the basis of the relative degree of backwardation exhibited by the futures contracts on these commodities. The 22 commodities included in the Long 22 Index (each, an “Index Commodity”) are: aluminum, Brent crude oil, Chicago wheat, cocoa, coffee, copper, corn, cotton, gas oil, gold, heating oil, Kansas wheat, lead, natural gas, nickel, RBOB gasoline, silver, soybeans, soybean oil, sugar #11, WTI crude oil and zinc. Each month, the 22 Index Commodities are ranked based on their implied roll yields. The 11 commodities with the highest implied roll yields will be selected as the Long Commodities in most backwardation. Because they are selected based on their implied roll yields (and not necessarily whether they are actually in backwardation), it is possible that sometimes a few or all of the Long Commodities are in contango.

The Long 22 Index is designed based on the observation that commodities exhibiting a high degree of backwardation often outperform the commodities in contango. If a commodity is in backwardation, it is often due to a sudden lack of supply or a sudden increased demand for that commodity, causing the spot price to go up. If the spot price of that commodity continues to move up, the prices of its futures contracts will go up as well, leading to better performance than the futures contracts of the commodities in contango. The Long 22 Index seeks to outperform the commodity market by capturing returns generated by the commodities in most backwardation.

The Long 22 Index is composed of an equally-weighted basket of single-commodity Deutsche Bank Commodity Optimum Yield Enhanced Indices (each, an “Sub-Index”) for the 11 Long Commodities. Each of the Sub-Indices is constructed using Deutsche Bank’s proprietary “Optimum Yield Enhanced” (“OYE”) methodology (described below), which tracks a rolling position in three futures contracts on the forward curve that provide short-term, medium-term and long-term exposure to the relevant Long Commodity. Therefore, by taking a notional long position in the Sub-Indices, the Long 22 Index should also benefit from the OYE methodology designed to minimize negative roll yield in a contango market and maximize positive roll yield in a backwardation market. Table 1 below sets forth the Sub-Indices for all Index Commodities. The Long 22 Index is rebalanced each month on the second Index Business Day (as defined below) of each month (the “Rebalancing Date”), and all Sub-Indices in the Long 22 Index are given an equal weight on the Rebalancing Date. In general, the level of the Long 22 Index will increase if the levels of the Sub-Indices increase as a whole and decrease if the levels of the Sub-Indices decrease as a whole.

Table 1—The Sub-Indices

Index Commodities	Sub-Indices	Bloomberg Tickers	Trading Facility for Relevant Futures Contracts
Aluminum	DBLCI-OYE Aluminum	DBRCOYLA	London Metal Exchange
Brent Crude Oil	DBLCI-OYE Brent Crude Oil	DBRCOYCO	ICE-UK
Chicago Wheat	DBLCI-OYE Wheat	DBRCOYW	Chicago Board of Trade
Cocoa	DBLCI-OYE Cocoa	DBRCOYCC	ICE Futures U.S.
Coffee	DBLCI-OYE Coffee	DBRCOYKC	ICE Futures U.S.
Copper	DBLCI-OYE Copper	DBRCOYLP	London Metal Exchange
Corn	DBLCI-OYE Corn	DBRCOYC	Chicago Board of Trade
Cotton	DBLCI-OYE Cotton	DBRCOYCT	ICE Futures U.S.
Gas Oil	DBLCI-OYE Gas Oil	DBRCOYQS	ICE-UK
Gold	DBLCI-OYE Gold	DBRCOYGC	N.Y. Mercantile Exchange - COMEX
Heating Oil	DBLCI-OYE Heating Oil	DBRCOYHO	N.Y. Mercantile Exchange
Kansas Wheat	DBLCI-OYE Kansas Wheat	DBRCOYKW	Kansas City Board of Trade
Lead	DBLCI-OYE Lead	DBRCOYLL	London Metal Exchange
Natural Gas	DBLCI-OYE Natural Gas	DBRCOYNG	N.Y. Mercantile Exchange
Nickel	DBLCI-OYE Nickel	DBRCOYLN	London Metal Exchange
RBOB Gasoline	DBLCI-OYE Gasoline	DBRCOYXB	N.Y. Mercantile Exchange

Silver	DBLCI-OYE Silver	DBRCOYSI	N.Y. Mercantile Exchange - COMEX
Soybeans	DBLCI-OYE Soybeans	DBRCOYS	Chicago Board of Trade
Soybean Oil	DBLCI-Soybean Oil	DBRCOYBO	Chicago Board of Trade
Sugar #11	DBLCI-OYE Sugar	DBRCOYSB	ICE Futures U.S.
WTI Crude Oil	DBLCI-OYE WTI Crude Oil	DBRCOYCL	N.Y. Mercantile Exchange
Zinc	DBLCI-OYE Zinc	DBRCOYLX	London Metal Exchange

Deutsche Bank AG, London Branch (the “Index Sponsor”) will calculate the closing level of the Long 22 Index (the “Long Index Closing Level”) on each Index Business Day based on the sum of the changes in the closing levels of the Sub-Indices for the 11 Long Commodities as described below under “Calculation of the Long 22 Index.” The Long Index Closing Level will be published on the Bloomberg Ticker: DBRCBWLO. The Long 22 Index was created by the Index Sponsor on October 15, 2012 (the “Live Date”).  The Long 22 Index has been retrospectively calculated using historical data and the same methodology as described herein since June 2, 1998 (the “Base Date”). Therefore, the Long 22 Index has very limited performance history and no actual investment which allowed tracking of the performance of the Long 22 Index was possible before the Live Date.  Furthermore, the index methodology was designed, constructed and tested using historical market data and based on knowledge of factors that may have affected its performance.  Any returns prior to the Live Date were achieved by means of a retroactive application of the back-tested index methodology designed with the benefit of hindsight. The actual performance of the Long 22 Index may bear little relation to the retrospectively calculated performance of the Long 22 Index if the market behaves differently than it has in the past. The Long Index Closing Level was set at 100 on the Base Date.

An “Index Business Day” means a day (other than a Saturday or Sunday) which is not a holiday in the CME Group New York Floor holiday calendar for the relevant year as published on the CME Group website (or such other holiday calendar as the Index Sponsor determines to be the successor to such holiday calendar).

Backwardation and Contango

The strategy of the Long 22 Index focuses on the phenomena in futures markets known as backwardation and contango.  Futures contracts, by their terms, have stated expirations where the asset underlying the futures contract will be physically delivered or cash settled. As the stated expiration approaches, a market participant wishing to maintain its exposure to a futures contract on a particular asset with the nearest expiration (and avoid delivery of such underlying asset) must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November futures contracts that wishes to maintain a position in the nearest delivery month will, as the November contracts near expiration, sell November futures contracts, which serves to close out the existing long position, and buy December futures contracts. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Roll yield, which can be either positive or negative, is generated as a result of rolling futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation,” and positive roll yield may be generated when higher priced near-term futures contracts are “sold” to “buy” and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango,” and negative roll yields (or roll costs) may result from the “sale” of lower priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.  In a contango market, as a futures contract approaches expiration, the price has generally tended toward the spot price. Assuming a flat spot price, this has generally resulted in the price of the futures contract falling. The opposite is true for a market in backwardation. Thus, a contango market has historically tended to have a negative impact on the level of a futures index while a market in backwardation has historically tended to have a positive impact on the level of a futures index.

The Optimum Yield Enhanced Methodology

Deutsche Bank’s proprietary OYE methodology employs a rules-based approach when replacing, or rolling, constituent futures contracts approaching expiration with futures contracts having a later expiration.  The OYE methodology is designed with an objective to minimize negative roll yield in a contango market and maximize positive roll yield in a backwardation market. Each Sub-Index provides exposure to three different futures contracts (each, an “OYE Contract”) on the relevant Index Commodity’s forward curve to create diversification and reduce market impact during an index rolling.  These three OYE Contracts provide short-term (approximately 2-3 months), medium-term (approximately 4-8 months) and long-term (approximately 10-15 months) exposure, respectively, to the relevant Index Commodity. The OYE methodology allocates more weight to an OYE Contract with a higher risk-adjusted roll yield and less weight to one with a lower risk-adjusted roll yield with the objective of maximizing the risk-adjusted roll yield.  The three OYE Contracts are selected each month according to a pre-defined schedule, which is determined by the Index Sponsor to include the most liquid contracts for the relevant commodity and will not change during the life of the Long 22 Index.

On the first Index Business Day of each month (the “Selection Date”), the Index Sponsor identifies the three relevant OYE Contracts for each applicable Index Commodity for that month according to the pre-defined schedule.  If any of the three pre-selected OYE Contracts for that month is the same contract selected for the previous month, no rolling will occur with respect to that contract.  Otherwise, the existing OYE Contracts will roll into the new OYE Contracts between the second and sixth Index Business Days of that month (each such day, a “Rolling Date”; and all the Rolling Dates of that month collectively, a “Rolling Period”).  During a Rolling Period, the existing OYE Contracts will be sold and the new OYE Contracts will be bought.  By the close of the sixth Index Business day of each month, all OYE Contracts would be shifted into the new OYE Contracts (barring disruption events).

The weights of the three OYE Contracts in each Sub-Index (each, an “OYE Contract Weight”) are calculated on the close of each Selection Date and rebalanced at the close of the Rebalancing Date, which is the Index Business Day following the Selection Date, according to a dynamic allocation strategy which aims to allocate weights among the OYE Contracts based on their respective risk-adjusted roll yields.  The risk-adjusted roll yield of an OYE Contract is determined based on its Sharpe Ratio, which is calculated by dividing the implied roll yield of such OYE Contract by its spread volatility in relation to the spot contract in the previous 61 Index Business Days. The implied roll yield of each OYE Contract is calculated based on the price of the existing OYE contract and the price of the new OYE contract it will roll into in the current month.  The OYE methodology allocates more weight to an OYE Contract with a higher risk-adjusted roll yield and less weight to one with a lower risk-adjusted roll yield with the objective of maximizing the risk-adjusted roll yield.

Long Commodities

The Long 22 Index is composed of a basket of Sub-Indices for the 11 Long Commodities that are in most backwardation (or least contango). The Long Commodities are identified on the first Index Business Day of each month, or the Selection Date, based on the risk-adjusted implied roll yield of each of the 22 Index Commodities on the Selection Date calculated according to the OYE methodology. The implied roll yield of each Index Commodity (the “Commodity Implied Roll Yield”) is calculated by summing, for each of the short-term, medium-term and long term OYE Contracts chosen by the OYE methodology for such Index Commodity, the products of (i) the implied roll yield of the relevant OYE Contract and (ii) the OYE Contract Weight of such OYE Contract. Using the Commodity Implied Roll Yield of each Index Commodity, the Index Commodities are then ranked from 1 to 22. The Index Commodity with the highest Commodity Implied Roll Yield will be ranked 1 while the Index Commodity with the lowest Commodity Implied Roll Yield will be ranked 22. In case of a tie, the Index Commodity that had the higher rank last month will be ranked higher this month as well. On the Rebalancing Date immediately following the Selection Date, the Index Commodities ranked 1 through 11 will compose the Long 22 Index as the Long Commodities with most backwardation (or least contango).

Calculation of the Long 22 Index

The Long 22 Index is composed of a basket of Sub-Indices for the 11 Long Commodities that are in most backwardation. The Long 22 Index is rebalanced on each monthly Rebalancing Date by giving an equal weight to each Sub-Index.

Calculating the Long Index Closing Level

The Long Index Closing Level is calculated based on the sum of the changes in the closing levels of the Sub-Indices for the 11 Long Commodities (the “ER Sub-Index Closing Levels”).

On each Index Business Day, the Long Index Closing Level is calculated as follows:

where:

ILa(t,i)	= the ER Sub-Index Closing Level for Index Commodity i on the relevant Index Business Day;

ILa(t - 1,i)	= the ER Sub-Index Closing Level for Index Commodity i on the immediately preceding Index Business Day; and

Ua(t,i)	= the Sub-Index Holding of the Sub-Index for Index Commodity i on the relevant Index Business Day.

The “Sub-Index Holding” of each Sub-Index is calculated on each Rebalancing Date and will equal the product of (i) the Long Index Closing Level on the Rebalancing Date divided by the ER Sub-Index Closing Level of such Sub-Index on the Rebalancing Date and (ii) 1/11. Following a Rebalancing Date, the Sub-Index Holding of each Sub-Index will remain constant until the next Rebalancing Date.

Calculating the ER Sub-Index Closing Levels

The ER Sub-Index Closing Level for each Long Commodity will be calculated by the Index Sponsor on an “excess return” basis on each Index Business Day based on the sum of the weighted returns of the short-term, medium-term and long-term OYE Contracts. During the 5-day Rolling Period, an existing OYE Contract will be rolled into a new OYE Contract in equal 1/5 increments and, on each Index Business Day during the Rolling Period, the ER Sub-Index Closing Level will be calculated based on the sum of the weighted returns of both the portion of the existing OYE Contract that has not yet been sold and the portion of the new OYE Contract that has been purchased.

The ER Sub-Index Closing Level on each Index Business Day is the sum of, for each OYE Contract included in such Sub-Index, the product of (i) the ER Calculation Value of such OYE Contract on such Index Business Day and (ii) the ER Calculation Value Amount of such OYE Contract on the immediately preceding Index Business Day.  Each Sub-Index has been calculated back to its relevant base date. On the base date of an Sub-Index, its ER Sub-Index Closing Level was set at 100.

“ER Calculation Value” for an OYE Contract means (i) in respect of each Index Business Day (other than the 2nd to 5th Index Business Days of the Rolling Period and the Index Business Day immediately succeeding the last Index Business Day of a Rolling Period), the product of (A) the Existing Instrument Amount for such OYE Contract on the preceding Index Business Day and (B) the closing price of such OYE Contract on such Index Business Day and (ii) in respect of an Index Business Day that is the 2nd to 5th Index Business Day of a Rolling Period or the Index Business Day immediately succeeding the last Index Business Day of a Rolling Period, the sum of (A) the product of (x) the Existing Instrument Amount for such OYE Contract on the preceding Index Business Day and (y) the closing price of the Existing Exchange Instrument on such Index Business Day and (B) the product of (x) the New Instrument Amount for such OYE Contract on the preceding Index Business Day and (y) the closing price of the Selected Exchange Instrument on such Index Business Day.

“ER Calculation Value Amount” for an OYE Contract means (i) in respect of each Index Business Day (other than a Rebalancing Date), the ER Calculation Value Amount for the immediately preceding Index Business Day; and (ii) in respect of a Rebalancing Date, (A) the product of (x) the ER Sub-Index Closing Level on such Rebalancing Date and (y) the OYE Contract Weight for such OYE Contract, divided by (B) the ER Calculation Value for such OYE Contract on such  Sub-Index Rebalancing Date.

“Existing Instrument Amount” for an OYE Contract means (i) in respect of each Index Business Day (other than an Index Business Day falling in a Rolling Period and the first Index Business Day after a Rolling Period), the Existing Instrument Amount of such OYE Contract on the immediately preceding Index Business Day; (ii) in respect of the first Index Business Day after a Rolling Period, the New Instrument Amount of such OYE Contract on the final Index Business Day of such Rolling Period; and (iii) in respect of the first, second, third, fourth and fifth Index Business Day of a Rolling Period, 80%, 75%, 2/3, 50% and 0% of the Existing Instrument Amount of such OYE Contract on the immediately preceding Index Business Day, respectively.

“New Instrument Amount” for an OYE Contract means (i) in respect of the Index Business Day immediately preceding the first Index Business Day in a Rolling Period, zero; and (ii) in respect of the Index Business Days in a Rolling Period and the Index Business Day immediately succeeding the last Index Business Day of a Rolling Period, the sum of (A) the New Instrument Amount of such OYE Contract immediately preceding such Index Business Day and (B) the product of (x) the Existing Instrument Amount of such OYE Contract on the preceding Index Business Day, (y) the closing price of the Existing Exchange Instrument on such Index Business Day and (z) the New Instrument Percentage on the immediately preceding Index Business Day, divided by the closing price of the Selected Exchange Instrument on such Index Business Day.

“New Instrument Percentage” in respect of the first, second, third, fourth and fifth Index Business Day of a Rolling Period means 20%, 25%, 1/3, 50% and 100%, respectively.

“Existing Exchange Instrument” means the futures contract the relevant OYE Contract is invested in on the last Index Business Day of the preceding month.

“Selected Exchange Instrument” means the futures contract the relevant OYE Contract rolls into in the relevant month. Such futures contract is determined by the Index Sponsor based on a pre-determined schedule.

“Exchange” means, in respect of an Index Commodity, the exchange specified for such Index Commodity in the column entitled “Trading Facility for Relevant Futures Contracts” in Table 1 above.

In calculating the ER Sub-Index Closing Levels of any Sub-Index, the Index Sponsor will take into consideration any correction to the closing price of any of its OYE Contracts published by the relevant Exchange.

Adjustment Events

OYE Contract Adjustment Events

If an OYE Contract Adjustment Event in respect of an OYE Contract of a Sub-Index occurs or continues to exist on any Index Business Day, the Index Sponsor may, in its sole and absolute discretion, either:

(i)	depending on the type of OYE Contract Adjustment Event, select an alternative closing price in accordance with the following provisions:

(a)
where such OYE Contract Adjustment Event is an Index Disruption Event or an Exchange Holiday, determine the closing price of such OYE Contract by reference to the last published closing price of the relevant OYE Contract on the relevant Exchange prior to the occurrence of such Index Disruption Event or Exchange Holiday; or

(b)
where such OYE Contract Adjustment Event is a Limit Event, determine the closing price of such OYE Contract by reference to the published closing price of the relevant OYE Contract on the relevant Exchange in respect of such day, or if no such price is published on such day, the most recently published closing price;

provided that the Index Sponsor may only select an alternative closing price in accordance with this sub-paragraph (i) for ten successive Index Business Days; or

(ii)	in respect of any OYE Contract Adjustment Event, select a replacement Exchange Traded Instrument in accordance with the following provisions:

(a)
select an Exchange Traded Instrument relating to the relevant Index Commodity or in the determination of the Index Sponsor a commodity substantially similar to the relevant Index Commodity published in U.S. Dollars; or

(b)
if no Exchange Traded Instrument as described in (a) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument in the relevant Sub-Index would not be appropriate, an Exchange Traded Instrument relating to the relevant Index Commodity or in the determination of the Index Sponsor a commodity substantially similar to the relevant Index Commodity published in a currency other than U.S. Dollars; or

(c)
if no such Exchange Traded Instrument as described in (a) or (b) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument in the relevant Sub-Index would not be appropriate, an Exchange Traded Instrument relating to any commodity in the same Group of Commodities as the relevant Index Commodity which is published in U.S. Dollars;

in each case to replace the relevant OYE Contract of the relevant Sub-Index, all as determined by the Index Sponsor.

If an OYE Contract Adjustment Event in relation to the OYE Contract of a Sub-Index continues for a period of more than ten successive Index Business Days, then from (and including) the eleventh Index Business Day of such period the Index Sponsor may act in accordance with the provisions of sub-paragraph (ii) above but not in accordance with the provisions of sub-paragraph (i) above.

In the case of selecting a replacement Exchange Traded Instrument as described in sub-paragraph (ii) above, the Index Sponsor will make such adjustments to the methodology and calculation of the relevant Sub-Index and the Long 22 Index as it determines to be appropriate to account for the relevant replacement and will publish notice on its website of such adjustments.

If an OYE Contract Adjustment Event occurs or continues to exist on an Index Business Day falling in a Roll Period in respect of:

(i)
an existing OYE Contract of a Sub-Index, then an OYE Contract Adjustment Event (of the same type) shall be deemed to occur or continue to exist on such Index Business Day in respect of the relevant new OYE Contract that such Sub-Index is rolling into; or

(ii)
a new OYE Contract that a Sub-Index is rolling into, then an OYE Contract Adjustment Event (of the same type) shall be deemed to occur or continue to exist on such Index Business Day in respect of the relevant existing OYE Contract of such Sub-Index.

If an OYE Contract Adjustment Event occurs or continues to exist in respect of an OYE Contract of a Sub-Index on any Index Business Day, then an OYE Contract Adjustment Event (of the same type) shall be deemed to occur or continue to exist on such Index Business Day in respect of the other OYE Contracts of such Sub-Index.

If an OYE Contract Adjustment Event has occurred on an Index Business Day in relation to an OYE Contract of a Sub-Index and the Index Sponsor has determined the closing price for such OYE Contract by reference to the last published closing price of the relevant OYE Contract on the relevant Exchange as described herein, then on the immediately succeeding Index Business Day that is not a Disrupted Day (the “OYE Contact Adjustment Event End Date”), the Index Sponsor shall determine the ER Sub-Index Closing Level in respect of such Sub-Index on the OYE Contact Adjustment Event End Date based on the relevant price variables (such as the ER Calculation Value, ER Calculation Value Amount, Existing Instrument Amount and New Instrument Amount) determined by reference to such variables on the OYE Contact Adjustment End Date. For the avoidance of doubt, the OYE Contract Weights shall not be recalculated or adjusted due to the occurrence of any OYE Contract Adjustment Event.

Definitions for OYE Contract Adjustment Events

“Disrupted Day” means, in respect of an OYE Contract, an Index Business Day on which an OYE Contract Adjustment Event occurs (or continues to exist) in respect of such OYE Contract, as determined by the Index Sponsor.

“Exchange Business Day” means, in respect of an OYE Contract of a Sub-Index, a day that is (or but for the occurrence of an Index Disruption Event, Limit Event or Force Majeure Event would have been) a trading day for such OYE Contract on the relevant Exchange.

“Exchange Holiday” means, in respect of an OYE Contract of a Sub-Index, a day which is an Index Business Day but which is not an Exchange Business Day, as determined by the Index Sponsor.

“Exchange Traded Instrument” means, in respect of an Index Commodity, an instrument for future delivery of that Index Commodity on a specified delivery date traded on the relevant Exchange.

“Group of Commodities” means each of energy products, industrial metals, precious metals, livestock, grains and softs.  For these purposes, WTI crude oil, Brent crude oil, gas oil, heating oil, natural gas, and RBOB gasoline are energy products; aluminum, copper, lead, nickel and zinc are industrial metals; gold and silver are precious metals; corn, soybeans, soybean oil, Chicago Wheat and Kansas Wheat are grains; and cocoa, coffee, cotton and sugar #11 are softs.

 “Index Disruption Event” means, in respect of an OYE Contract of a Sub-Index: (i) an event (other than a Force Majeure Event, Exchange Holiday or Limit Event) that requires the Index Sponsor to calculate the closing level of such Sub-Index on an alternative basis, as determined by the Index Sponsor; or (ii) any event (other than a Force Majeure Event, Exchange Holiday or Limit Event) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants to effect transactions in, or obtain market values for, such OYE Contract on the relevant Exchange, as determined by the Index Sponsor.

“Limit Event” means, in respect of an OYE Contract of a Sub-Index, a suspension or limitation imposed on trading by the relevant Exchange or otherwise including, without limitation, where such suspension or limitation is imposed by reason of movements in price exceeding limits permitted by the relevant Exchange, as determined by the Index Sponsor.

“OYE Contract Adjustment Event” means, in respect of an OYE Contract of a Sub-Index, an Index Disruption Event, an Exchange Holiday or a Limit Event.

Force Majeure Event

If a Force Majeure Event occurs or continues to exist on an Index Business Day, the Index Sponsor may in its sole and absolute discretion:

(i)
make such determinations and/or adjustments to the Long 22 Index and/or Sub-Indices as it considers appropriate to determine the closing levels of the Long 22 Index and/or Sub-Indices on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the Long 22 Index and/or Sub-Indices until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii)	permanently cancel publication of the information relating to the Long 22 Index and/or Sub-Indices.

“Force Majeure Event” means, in respect of the Long 22 Index, a Sub-Index, an OYE Contract or an Index Commodity, an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Long 22 Index, such Sub-Index, such OYE Contract or such Index Commodity.

Hedging Disruption Event

If the Index Sponsor determines that a Hedging Disruption Event has occurred or continued to exist on an Index Business Day, the Index Sponsor may, in its sole and absolute discretion:

(i)
make such determinations and/or adjustments to the Long 22 Index and/or Sub-Indices as it considers appropriate to determine the closing levels of the Long 22 Index and/or Sub-Indices on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the Long 22 Index and/or Sub-Indices until the next Index Business Day on which it determines that no Hedging Disruption Event exists; and/or

(iii)	permanently cancel publication of the information relating to the Long 22 Index and/or Sub-Indices.

 “Hedging Disruption Event” means, in respect of the Long 22 Index or a Sub-Index, that the Index Sponsor, or any entity acting on behalf of the Index Sponsor, is unable, after using commercially reasonable efforts, to (a) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge the price risk of the Index Sponsor in connection with the Long 22 Index or a Sub-Index, or (b) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Change in the Methodology of the Long 22 Index

The Index Sponsor will, except as otherwise provided herein, employ the methodology described above and its application of such methodology will be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Long 22 Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to, or any suspension or termination of, or any other events affecting, any Sub-Index) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Long 22 Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error, or to cure, correct or supplement any defective provision contained herein.  The Index Sponsor will publish notice on its website of any such modification or change and the effective date thereof.

Deutsche Bank Commodity Backwardation Alpha USD Index (the “Backwardation Alpha Index”)

The description below is just a summary of the rules applicable to the Deutsche Bank Commodity Backwardation Alpha USD Index and the basis on which the Deutsche Bank Commodity Backwardation Alpha USD Index will be calculated. The index rules described herein are subject to change at any time and may be superseded by any subsequent index rules.

The Deutsche Bank Commodity Backwardation Alpha USD Index (the “Backwardation Alpha Index”) is intended to reflect the relative performance of 12 physical commodities in the energy, industrial metals and precious metals sectors as divided into two groups on the basis of the relative degree of backwardation or contango exhibited by the futures contracts on these commodities. The Backwardation Alpha Index seeks to capture returns generated by any outperformance of the 6 commodities that are in most backwardation, as measured by a monthly rebalanced notional long position in the Deutsche Bank Commodity Backwardation Long Index (the “Long Index”), in relation to the 6 commodities that are in most contango, as measured by a monthly rebalanced notional short position of equal size in the Deutsche Bank Commodity Backwardation Short Index (the “Short Index,” and together with the Long Index, the “Underlying Indices”).

The 12 commodities included in the Backwardation Alpha Index (each, an “Index Commodity”) are: aluminum, Brent crude oil, copper, gas oil, gold, heating oil, lead, natural gas, nickel, silver, WTI crude oil and zinc. Each month, the 12 Index Commodities are ranked based on their implied roll yields. The 6 commodities with the highest implied roll yields will be selected as the commodities in most backwardation (the “Long Commodities”) and the remaining 6 commodities will be the commodities in most contango (the “Short Commodities”). Because they are selected based on their implied roll yields (and not necessarily whether they are actually in backwardation or contango), it is possible that sometimes a few or all of the Long Commodities are in contango, and sometimes a few or all of the Short Commodities are in backwardation.

The Backwardation Alpha Index is designed based on the observation that commodities exhibiting a high degree of backwardation often outperform the commodities in contango. If a commodity is in backwardation, it is often due to a sudden lack of supply or a sudden increased demand for that commodity, causing the spot price to go up. If the spot price of that commodity continues to move up, the prices of its futures contracts will go up as well, leading to better performance than the futures contracts of the commodities in contango. The Backwardation Alpha Index seeks to capture returns generated by any outperformance of the commodities in most backwardation (as represented by the Long Index) in relation to the commodities in most contango (as represented by the Short Index). The Backwardation Alpha Index is rebalanced monthly on the second Index Business Day (as defined below) of each month (the “Rebalancing Date”) by giving a positive 50% weight to the Long Index and a negative 50% weight to Short Index. In general, the level of the Backwardation Alpha Index will increase if the Long Index outperforms the Short Index and decrease if the Long Index underperforms the Short Index.

The Long Index is composed of an equally-weighted basket of single-commodity Deutsche Bank Commodity Optimum Yield Enhanced Indices (each, an “OYE Sub-Index”) for the 6 Long Commodities. Each of the OYE Sub-Indices is constructed using Deutsche Bank’s proprietary “Optimum Yield Enhanced” (“OYE”) methodology (described below), which tracks a rolling position in three futures contracts on the forward curve that provide short-term, medium-term and long-term exposure to the relevant Long Commodity. The Short Index is composed of an equally-weighted basket of single-commodity Deutsche Bank Front Month Sub-Indices (each, a “Front Month Sub-Index”, and together with the OYE Sub-Indices, the “Sub-Indices”) for the 6 Short Commodities. Each of the Front Month Sub-Indices tracks a rolling position in the short-term futures contract for the relevant Short Commodity identified by the OYE methodology. Table 1 below sets forth all the OYE Sub-Indices as well as the Front Month Sub-Indices. Both the Long Index and the Short Index are rebalanced each month on the same Rebalancing Date for the Backwardation Alpha Index, and all Sub-Indices in the

Long Index and the Short Index are given an equal weight on the Rebalancing Date. Generally speaking, when there are no changes to the shapes of the commodity forward curves, the OYE Sub-Indices represented in the Long Index are expected to generate a greater roll yield (or a lesser roll loss) than the Front Month Sub-Indices represented in the Short Index. Therefore, by taking a notional long position in the OYE Sub-Indices and a notional short position in the Front Month Sub-Indices, the Backwardation Alpha Index should also benefit from the roll yield differentials between the OYE Sub-Indices and the Front Month Sub-Indices.

Table 1—The Sub-Indices

Index Commodities	OYE Sub-Indices	Bloomberg Tickers	Front Month Sub-Indices	Bloomberg Tickers	Trading Facility for Relevant Futures Contracts
Aluminum	DBLCI-OYE Aluminum	DBRCOYLA	DBLCI OYE Front Month Aluminum	DBRCOFLA	London Metal Exchange
Brent Crude Oil	DBLCI-OYE Brent Crude Oil	DBRCOYCO	DBLCI OYE Front Month Brent Crude Oil	DBRCOFCO	ICE-UK
Copper	DBLCI-OYE Copper	DBRCOYLP	DBLCI OYE Front Month Copper	DBRCOFLP	London Metal Exchange
Gas Oil	DBLCI-OYE Gas Oil	DBRCOYQS	DBLCI OYE Front Month Gas Oil	DBRCOFQS	ICE-UK
Gold	DBLCI-OYE Gold	DBRCOYGC	DBLCI OYE Front Month Gold	DBRCOFGC	N.Y. Mercantile Exchange - COMEX
Heating Oil	DBLCI-OYE Heating Oil	DBRCOYHO	DBLCI OYE Front Month Heating Oil	DBRCOFHO	N.Y. Mercantile Exchange
Lead	DBLCI-OYE Lead	DBRCOYLL	DBLCI OYE Front Month Lead	DBRCOFLL	London Metal Exchange
Natural Gas	DBLCI-OYE Natural Gas	DBRCOYNG	DBLCI OYE Front Month Natural Gas	DBRCOFNG	N.Y. Mercantile Exchange
Nickel	DBLCI-OYE Nickel	DBRCOYLN	DBLCI OYE Front Month Nickel	DBRCOFLN	London Metal Exchange
Silver	DBLCI-OYE Silver	DBRCOYSI	DBLCI OYE Front Month Silver	DBRCOFSI	N.Y. Mercantile Exchange - COMEX
WTI Crude Oil	DBLCI-OYE WTI Crude Oil	DBRCOYCL	DBLCI OYE Front Month WTI Crude Oil	DBRCOFCL	N.Y. Mercantile Exchange
Zinc	DBLCI-OYE Zinc	DBRCOYLX	DBLCI OYE Front Month Zinc	DBRCOFLX	London Metal Exchange

Deutsche Bank AG, London Branch (the “Index Sponsor”) will calculate the closing level of the Backwardation Alpha Index on an “excess return” basis (the “ER Closing Level”) on each Index Business Day based on the closing levels of the Long Index and the Short Index as described below under “Calculation of the Backwardation Alpha Index.”  The ER Closing Level will be published on the Bloomberg Ticker: DBRCBAAE. The Backwardation Alpha Index was created by the Index Sponsor on January 18, 2013 (the “Live Date”). The Backwardation Alpha Index has been retrospectively calculated using historical data and the same methodology as described herein since June 2, 1998 (the “Base Date”). Therefore, the Backwardation Alpha Index has very limited performance history and no actual investment which allowed tracking of the performance of the Backwardation Alpha Index was possible before the Live Date.  Furthermore, the index methodology was designed, constructed and tested using historical market data and based on knowledge of factors that may have affected its performance.  Any returns prior to the Live Date were achieved by means of a retroactive application of the back-tested index methodology designed with the benefit of hindsight. The actual performance of the Backwardation Alpha Index may bear little relation to the retrospectively calculated performance of the Backwardation Alpha Index if the market behaves differently than it has in the past. The ER Closing Level was set at 100 on the Base Date.

An “Index Business Day” means a day (other than a Saturday or Sunday) which is not a holiday in the CME Group New York Floor holiday calendar for the relevant year as published on the CME Group website (or such other holiday calendar as the Index Sponsor determines to be the successor to such holiday calendar).

Backwardation and Contango

The strategy of the Backwardation Alpha Index focuses on the phenomena in futures markets known as backwardation and contango.  Futures contracts, by their terms, have stated expirations where the asset underlying the futures contract will be physically delivered or cash settled. As the stated expiration approaches, a market participant wishing to maintain its exposure to a futures contract on a particular asset with the nearest expiration (and avoid delivery of such underlying asset) must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November futures contracts that wishes to maintain a position in the nearest delivery month will, as the November contracts near expiration, sell November futures contracts, which serves to close out the existing long position, and buy December futures contracts. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Roll yield, which can be either positive or negative, is generated as a result of rolling futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation,” and positive roll yield may be generated when higher priced near-term futures contracts are “sold” to “buy” and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango,” and negative roll yields (or roll costs) may result from the “sale” of lower priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.  In a contango market, as a futures contract approaches expiration, the price has generally tended toward the spot price. Assuming a flat spot price, this has generally resulted in the price of the futures contract falling. The opposite is true for a market in backwardation. Thus, a contango market has historically tended to have a negative impact on the level of a futures index while a market in backwardation has historically tended to have a positive impact on the level of a futures index.

The Optimum Yield Enhanced Methodology

Deutsche Bank’s proprietary OYE methodology employs a rules-based approach when replacing, or rolling, constituent futures contracts approaching expiration with futures contracts having a later expiration.  The OYE methodology is designed with an objective to minimize negative roll yield in a contango market and maximize positive roll yield in a backwardation market. Each OYE Sub-Index provides exposure to three different futures contracts (each, an “OYE Contract”) on the relevant Index Commodity’s forward curve to create diversification and reduce market impact during an index rolling.  These three OYE Contracts provide short-term (approximately 2-3 months), medium-term (approximately 4-8 months) and long-term (approximately 10-15 months) exposure, respectively, to the relevant Index Commodity. The OYE methodology allocates more weight to an OYE Contract with a higher risk-adjusted roll yield and less weight to one with a lower risk-adjusted roll yield with the objective of maximizing the risk-adjusted roll yield.  The three OYE Contracts are selected each month according to a pre-defined schedule, which is determined by the Index Sponsor to include the most liquid contracts for the relevant commodity and will not change during the life of the Backwardation Alpha Index.

On the first Index Business Day of each month (the “Selection Date”), the Index Sponsor identifies the three relevant OYE Contracts for each applicable Index Commodity for that month according to the pre-defined schedule.  If any of the three pre-selected OYE Contracts for that month is the same contract selected for the previous month, no rolling will occur with respect to that contract.  Otherwise, the existing OYE Contracts will roll into the new OYE Contracts between the second and sixth Index Business Days of that month (each such day, a “Rolling Date”; and all the Rolling Dates of that month collectively, a “Rolling Period”).  During a Rolling Period, the existing OYE Contracts will be sold and the new OYE Contracts will be bought.  By the close of the sixth Index Business day of each month, all OYE Contracts would be shifted into the new OYE Contracts (barring disruption events).

The weights of the three OYE Contracts in each OYE Sub-Index (each, an “OYE Contract Weight”) are calculated on the close of each Selection Date and rebalanced at the close of the Rebalancing Date, which is the Index Business Day following the Selection Date, according to a dynamic allocation strategy which aims to allocate weights among the OYE Contracts based on their respective risk-adjusted roll yields.  The risk-adjusted roll yield of an OYE Contract is determined based on its Sharpe Ratio, which is calculated by dividing the implied roll yield of such OYE Contract by its spread volatility in relation to the spot contract in the previous 61 Index Business Days. The implied roll yield of each OYE Contract is calculated based on the price of the existing OYE contract and the price of the new OYE contract it will roll into in the current month.  The OYE methodology allocates more weight to an OYE Contract with a higher risk-adjusted roll yield and less weight to one with a lower risk-adjusted roll yield with the objective of maximizing the risk-adjusted roll yield.

Long Commodities and Short Commodities

The Long Index is composed of a basket of OYE Sub-Indices for the 6 Long Commodities that are in most backwardation (or least contango), while the Short Index is composed of a basket of Front Month Sub-Indices for the 6 Short Commodities that are in most contango (or least backwardation). The Long Commodities and the Short Commodities are identified on the first Index Business Day of each month, or the Selection Date, based on the risk-adjusted implied roll yield of each of the 12 Index Commodities on the Selection Date calculated according to the OYE methodology. The implied roll yield of each Index Commodity (the “Commodity Implied Roll Yield”) is calculated by summing, for each of the short-term, medium-term and long term OYE Contracts chosen by the OYE methodology for such Index Commodity, the products of (i) the implied roll yield of the relevant OYE Contract and (ii) the OYE Contract Weight of such OYE Contract. Using the Commodity Implied Roll Yield of each Index Commodity, the Index Commodities are then ranked from 1 to 12. The Index Commodity with the highest Commodity Implied Roll Yield will be ranked 1 while the Index Commodity with the lowest Commodity Implied Roll Yield will be ranked 12. In case of a tie, the Index Commodity that had the higher rank last month will be ranked higher this month as well. On the Rebalancing Date immediately following the Selection Date, the Index Commodities ranked 1 through 6 will compose the Long Index as the Long Commodities with most backwardation (or least contango) while the Index Commodities ranked 7 through 12 will compose the Short Index as the Short Commodities with most contango (or least backwardation).

Calculation of the Backwardation Alpha Index

The Backwardation Alpha Index is composed of a notional long position in the Long Index and a notional short position in the Short Index. The Backwardation Alpha Index is rebalanced on each monthly Rebalancing Date by giving a positive 50% weight to the Long Index and a negative 50% weight to Short Index.

Calculating the ER Closing Level

Because the Backwardation Alpha Index seeks to capture returns generated by any outperformance of the Long Index in relation to the Short Index, the ER Closing Level will be calculated based on (i) the changes in the closing level of the Long Index (the “Long Index Closing Level”) multiplied by the notional holding in the Long Index, in excess of (ii) the changes in the closing level of the Short Index (the “Short Index Closing Level,” together with the Long Index Closing Level, the “Underlying Index Closing Levels”) multiplied by the notional holding in the Short Index.

On each Index Business Day, the ER Closing Level is calculated as follows:

where:

IL(t)	=	the ER Closing Level for the relevant Index Business Day;

IL(t – 1)	=	the ER Closing Level on the immediately preceding Index Business Day;

ILL(t)	=	the Long Index Closing Level on the relevant Index Business Day;

ILL(t – 1)	=	the Long Index Closing level on the immediately preceding Index Business Day;

UL(t)	=	the Long Index Holding on the relevant Index Business Day;

ILS(t)	=	the Short Index Closing Level on the relevant Index Business Day;

ILS(t – 1)	=	the Short Index Closing level on the immediately preceding Index Business Day; and

US(t)	=	the Short Index Holding on the relevant Index Business Day.

The “Long Index Holding” and the “Short Index Holding” are both calculated on the close of each monthly Rebalancing Date and will equal the product of (i) the ER Closing Level for the Rebalancing Date divided by the Long Index Closing Level or Short Index Closing Level, as applicable, on the Rebalancing Date and (ii) 0.5. Following a Rebalancing Date, the Long Index Holding and the Short Index Holding will both remain constant until the next Rebalancing Date.

Calculating the Underlying Index Closing Levels

The Long Index Closing Level is calculated based on the sum of the changes in the closing levels of the OYE Sub-

Indices for the 6 Long Commodities (the “OYE Sub-Index Closing Levels”), while the Short Index is calculated based on the sum of the changes in the closing levels of the Front Month Sub-Indices for the 6 Short Commodities (the “Front Month Sub-Index Closing Level,” together with the OYE Sub-Index Closing Levels, the “ER Sub-Index Closing Levels”).

On each Index Business Day, the Long Index Closing Level is calculated as follows:

where:
ILa(t,i)	=	the OYE Sub-Index Closing Level for Index Commodity i on the relevant Index Business Day;

ILa(t - 1,i)	=	the OYE Sub-Index Closing Level for Index Commodity i on the immediately preceding Index Business Day; and

Ua(t,i)	=	the Sub-Index Holding of the OYE Sub-Index for Index Commodity i on the relevant Index Business Day.

On each Index Business Day, the Short Index Closing Level is calculated as follows:

where:

ILb(t,i)	=	the Front Month Sub-Index Closing Level for Index Commodity i on the relevant Index Business Day;

ILb(t - 1,i)	=	the Front Month Sub-Index Closing Level for Index Commodity i on the immediately preceding Index Business Day; and

Ub(t,i)	=	the Sub-Index Holding of the Front Month Sub-Index for Index Commodity i on the relevant Index Business Day.

The “Sub-Index Holding” of each Sub-Index is calculated on each Rebalancing Date and will equal the product of (i) the Underlying Index Closing Level on the Rebalancing Date divided by the ER Sub-Index Closing Level of such Sub-Index on the Rebalancing Date and (ii) 1/6. Following a Rebalancing Date, the Sub-Index Holding of each Sub-Index will remain constant until the next Rebalancing Date.

Calculating the ER Sub-Index Closing Levels

The ER Sub-Index Closing Level for each Index Commodity will be calculated by the Index Sponsor on an “excess return” basis on each Index Business Day based on the sum of the weighted returns of the short-term, medium-term and long-term OYE Contracts (in the case of an OYE Sub-Index) or the returns of the short-term OYE Contract (in the case of a Front Month Sub-Index).  During the 5-day Rolling Period, an existing OYE Contract will be rolled into a new OYE Contract in equal 1/5 increments and, on each Index Business Day during the Rolling Period, the ER Sub-Index Closing Level will be calculated based on the sum of the weighted returns of both the portion of the existing OYE Contract that has not yet been sold and the portion of the new OYE Contract that has been purchased.

The ER Sub-Index Closing Level on each Index Business Day is the sum of, for each OYE Contract included in such Sub-Index, the product of (i) the ER Calculation Value of such OYE Contract on such Index Business Day and (ii) the ER Calculation Value Amount of such OYE Contract on the immediately preceding Index Business Day.  Each Sub-Index has been calculated back to its relevant base date. On the base date of an Sub-Index, its ER Sub-Index Closing Level was set at 100.

“ER Calculation Value” for an OYE Contract means (i) in respect of each Index Business Day (other than the 2nd to 5th Index Business Days of the Rolling Period and the Index Business Day immediately succeeding the last Index Business Day of a Rolling Period), the product of (A) the Existing Instrument Amount for such OYE Contract on the preceding Index Business Day and (B) the closing price of such OYE Contract on such Index Business Day and (ii) in respect of an Index Business Day that is the 2nd to 5th Index Business Day of a Rolling Period or the Index Business Day immediately succeeding the last Index Business Day of a Rolling Period, the sum of (A) the product of (x) the Existing Instrument Amount for such OYE Contract on the preceding Index Business Day and (y) the closing price of the Existing Exchange Instrument on such Index Business Day and (B) the product of (x) the New Instrument Amount for such OYE Contract on the preceding Index Business Day and (y) the closing price of the Selected Exchange Instrument on such Index Business Day.

“ER Calculation Value Amount” for an OYE Contract means (i) in respect of each Index Business Day (other than a Rebalancing Date), the ER Calculation Value Amount for the immediately preceding Index Business Day; and (ii) in respect of a Rebalancing Date, (A) the product of (x) the ER Sub-Index Closing Level on such Rebalancing Date and (y) the OYE Contract Weight for such OYE Contract, divided by (B) the ER Calculation Value for such OYE Contract on such  Sub-Index Rebalancing Date.

“Existing Instrument Amount” for an OYE Contract means (i) in respect of each Index Business Day (other than an Index Business Day falling in a Rolling Period and the first Index Business Day after a Rolling Period), the Existing Instrument Amount of such OYE Contract on the immediately preceding Index Business Day; (ii) in respect of the first Index Business Day after a Rolling Period, the New Instrument Amount of such OYE Contract on the final Index Business Day of such Rolling Period; and (iii) in respect of the first, second, third, fourth and fifth Index Business Day of a Rolling Period, 80%, 75%, 2/3, 50% and 0% of the Existing Instrument Amount of such OYE Contract on the immediately preceding Index Business Day, respectively.

“New Instrument Amount” for an OYE Contract means (i) in respect of the Index Business Day immediately preceding the first Index Business Day in a Rolling Period, zero; and (ii) in respect of the Index Business Days in a Rolling Period and the Index Business Day immediately succeeding the last Index Business Day of a Rolling Period, the sum of (A) the New Instrument Amount of such OYE Contract immediately preceding such Index Business Day and (B) the product of (x) the Existing Instrument Amount of such OYE Contract on the preceding Index Business Day, (y) the closing price of the Existing Exchange Instrument on such Index Business Day and (z) the New Instrument Percentage on the immediately preceding Index Business Day, divided by the closing price of the Selected Exchange Instrument on such Index Business Day.

“New Instrument Percentage” in respect of the first, second, third, fourth and fifth Index Business Day of a Rolling Period means 20%, 25%, 1/3, 50% and 100%, respectively.

“Existing Exchange Instrument” means the futures contract the relevant OYE Contract is invested in on the last Index Business Day of the preceding month.

“Selected Exchange Instrument” means the futures contract the relevant OYE Contract rolls into in the relevant month. Such futures contract is determined by the Index Sponsor based on a pre-determined schedule.

“Exchange” means, in respect of an Index Commodity, the exchange specified for such Index Commodity in the column entitled “Trading Facility for Relevant Futures Contracts” in Table 1 above.

In calculating the ER Sub-Index Closing Levels of any Sub-Index, the Index Sponsor will take into consideration any correction to the closing price of any of its OYE Contracts published by the relevant Exchange.

Adjustment Events

OYE Contract Adjustment Events

If an OYE Contract Adjustment Event in respect of an OYE Contract of a Sub-Index occurs or continues to exist on any Index Business Day, the Index Sponsor may, in its sole and absolute discretion, either:

(i)	depending on the type of OYE Contract Adjustment Event, select an alternative closing price in accordance with the following provisions:

(a)
where such OYE Contract Adjustment Event is an Index Disruption Event or an Exchange Holiday, determine the closing price of such OYE Contract by reference to the last published closing price of the relevant OYE Contract on the relevant Exchange prior to the occurrence of such Index Disruption Event or Exchange Holiday; or

(b)
where such OYE Contract Adjustment Event is a Limit Event, determine the closing price of such OYE Contract by reference to the published closing price of the relevant OYE Contract on the relevant Exchange in respect of such day, or if no such price is published on such day, the most recently published closing price;

provided that the Index Sponsor may only select an alternative closing price in accordance with this sub-paragraph (i) for ten successive Index Business Days; or

(ii)	in respect of any OYE Contract Adjustment Event, select a replacement Exchange Traded Instrument in accordance with the following provisions:

(a)
select an Exchange Traded Instrument relating to the relevant Index Commodity or in the determination of the Index Sponsor a commodity substantially similar to the relevant Index Commodity published in U.S. Dollars; or

(b)
if no Exchange Traded Instrument as described in (a) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument in the relevant Sub-Index would not be appropriate, an Exchange Traded Instrument relating to the relevant Index Commodity or in the determination of the Index Sponsor a commodity substantially similar to the relevant Index Commodity published in a currency other than U.S. Dollars; or

(c)
if no such Exchange Traded Instrument as described in (a) or (b) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument in the relevant Sub-Index would not be appropriate, an Exchange Traded Instrument relating to any commodity in the same Group of Commodities as the relevant Index Commodity which is published in U.S. Dollars;

in each case to replace the relevant OYE Contract of the relevant Sub-Index, all as determined by the Index Sponsor.

If an OYE Contract Adjustment Event in relation to the OYE Contract of a Sub-Index continues for a period of more than ten successive Index Business Days, then from (and including) the eleventh Index Business Day of such period the Index Sponsor may act in accordance with the provisions of sub-paragraph (ii) above but not in accordance with the provisions of sub-paragraph (i) above.

In the case of selecting a replacement Exchange Traded Instrument as described in sub-paragraph (ii) above, the Index Sponsor will make such adjustments to the methodology and calculation of the relevant Sub-Index, the relevant Underlying Index or the Backwardation Alpha Index as it determines to be appropriate to account for the relevant replacement and will publish notice on its website of such adjustments.

If an OYE Contract Adjustment Event occurs or continues to exist on an Index Business Day falling in a Roll Period in respect of:

(iii)
an existing OYE Contract of a Sub-Index, then an OYE Contract Adjustment Event (of the same type) shall be deemed to occur or continue to exist on such Index Business Day in respect of the relevant new OYE Contract that such Sub-Index is rolling into; or

(iv)
a new OYE Contract that a Sub-Index is rolling into, then an OYE Contract Adjustment Event (of the same type) shall be deemed to occur or continue to exist on such Index Business Day in respect of the relevant existing OYE Contract of such Sub-Index.

If an OYE Contract Adjustment Event occurs or continues to exist in respect of an OYE Contract of a Sub-Index on any Index Business Day, then an OYE Contract Adjustment Event (of the same type) shall be deemed to occur or continue to exist on such Index Business Day in respect of the other OYE Contracts of such Sub-Index.

If an OYE Contract Adjustment Event has occurred on an Index Business Day in relation to an OYE Contract of a Sub-Index and the Index Sponsor has determined the closing price for such OYE Contract by reference to the last published closing price of the relevant OYE Contract on the relevant Exchange as described herein, then on the immediately succeeding Index Business Day that is not a Disrupted Day (the “OYE Contact Adjustment Event End

Date”), the Index Sponsor shall determine the ER Sub-Index Closing Level in respect of such Sub-Index on the OYE Contact Adjustment Event End Date based on the relevant price variables (such as the ER Calculation Value, ER Calculation Value Amount, Existing Instrument Amount and New Instrument Amount) determined by reference to such variables on the OYE Contact Adjustment End Date. For the avoidance of doubt, the OYE Contract Weights shall not be recalculated or adjusted due to the occurrence of any OYE Contract Adjustment Event.

If, in respect of an Index Business Day (the “Affected Business Day”), an OYE Contract Adjustment Event has occurred on a Rebalancing Date in relation to an OYE Contract and the Index Sponsor has determined the closing price for such OYE Contract by reference to the last published closing price of the relevant OYE Contract on the relevant Exchange as described herein, then on the immediately succeeding Index Business Day that is a Valid Date (the “Adjustment Event End Date”), the Index Sponsor shall determine the ER Closing Level on the Adjustment Event End Date based on the relevant price variables (such as the ER Calculation Value, ER Calculation Value Amount, Existing Instrument Amount and New Instrument Amount) on the Rebalancing Date determined by reference to such variables on the Adjustment Event End Date.

Definitions for OYE Contract Adjustment Events

“Disrupted Day” means, in respect of an OYE Contract, an Index Business Day on which an OYE Contract Adjustment Event occurs (or continues to exist) in respect of such OYE Contract, as determined by the Index Sponsor.

“Exchange Business Day” means, in respect of an OYE Contract of a Sub-Index, a day that is (or but for the occurrence of an Index Disruption Event, Limit Event or Force Majeure Event would have been) a trading day for such OYE Contract on the relevant Exchange.

“Exchange Holiday” means, in respect of an OYE Contract of a Sub-Index, a day which is an Index Business Day but which is not an Exchange Business Day, as determined by the Index Sponsor.

“Exchange Traded Instrument” means, in respect of an Index Commodity, an instrument for future delivery of that Index Commodity on a specified delivery date traded on the relevant Exchange.

“Group of Commodities” means each of energy products, industrial metals and precious metals.  For these purposes, WTI crude oil, Brent crude oil, gas oil, heating oil and natural gas are energy products; aluminum, copper, lead, nickel and zinc are industrial metals; and gold and silver are precious metals.

 “Index Disruption Event” means, in respect of an OYE Contract of a Sub-Index: (i) an event (other than a Force Majeure Event, Exchange Holiday or Limit Event) that requires the Index Sponsor to calculate the closing level of such Sub-Index on an alternative basis, as determined by the Index Sponsor; or (ii) any event (other than a Force Majeure Event, Exchange Holiday or Limit Event) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants to effect transactions in, or obtain market values for, such OYE Contract on the relevant Exchange, as determined by the Index Sponsor.

“Limit Event” means, in respect of an OYE Contract of a Sub-Index, a suspension or limitation imposed on trading by the relevant Exchange or otherwise including, without limitation, where such suspension or limitation is imposed by reason of movements in price exceeding limits permitted by the relevant Exchange, as determined by the Index Sponsor.

“OYE Contract Adjustment Event” means, in respect of an OYE Contract of a Sub-Index, an Index Disruption Event, an Exchange Holiday or a Limit Event.

“Valid Date” means an Index Business Day which is not a Disrupted Day.

Force Majeure Event

If a Force Majeure Event occurs or continues to exist on an Index Business Day, the Index Sponsor may in its sole and absolute discretion:

(iv)
make such determinations and/or adjustments to the Backwardation Alpha Index, Underlying Indices and/or Sub-Indices as it considers appropriate to determine the closing levels of the Backwardation Alpha Index, Underlying Indices and/or Sub-Indices on any such Index Business Day; and/or

(v)	defer publication of the information relating to the Backwardation Alpha Index, Underlying Indices and/or Sub-

Indices until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or

(vi)	permanently cancel publication of the information relating to the Backwardation Alpha Index, Underlying Indices and/or Sub-Indices.

“Force Majeure Event” means, in respect of the Backwardation Alpha Index, an Underlying Index, a Sub-Index, an OYE Contract or an Index Commodity, an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Backwardation Alpha Index, such Underlying Index, such Sub-Index, such OYE Contract or such Index Commodity.

Hedging Disruption Event

If the Index Sponsor determines that a Hedging Disruption Event has occurred or continued to exist on an Index Business Day, the Index Sponsor may, in its sole and absolute discretion:

(iv)
make such determinations and/or adjustments to the Backwardation Alpha Index, Underlying Indices and/or Sub-Indices as it considers appropriate to determine the closing levels of the Backwardation Alpha Index, Underlying Indices and/or Sub-Indices on any such Index Business Day; and/or

(v)
defer publication of the information relating to the Backwardation Alpha Index, Underlying Indices and/or Sub-Indices until the next Index Business Day on which it determines that no Hedging Disruption Event exists; and/or

(vi)	permanently cancel publication of the information relating to the Backwardation Alpha Index, Underlying Indices and/or Sub-Indices.

 “Hedging Disruption Event” means, in respect of the Backwardation Alpha Index, an Underlying Index or a Sub-Index, that the Index Sponsor, or any entity acting on behalf of the Index Sponsor, is unable, after using commercially reasonable efforts, to (a) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge the price risk of the Index Sponsor in connection with the Backwardation Alpha Index, such Underlying Index or a Sub-Index, or (b) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Change in the Methodology of the Backwardation Alpha Index

The Index Sponsor will, except as otherwise provided herein, employ the methodology described above and its application of such methodology will be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Backwardation Alpha Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to, or any suspension or termination of, or any other events affecting, any Underlying Index or Sub-Index) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Backwardation Alpha Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error, or to cure, correct or supplement any defective provision contained herein.  The Index Sponsor will publish notice on its website of any such modification or change and the effective date thereof.

The Deutsche Bank 3-Month T-Bill Index

The TBill index is intended to approximate the returns from investing in 3-month United States Treasury bills on a rolling basis.

On any index business day, the closing level of the TBill Index is equal to the TBill Index closing level on the index business day immediately preceding such index business day multiplied by the product of (i) the sum of (a) one and (b) the T-bill accrual factor for such index business day and (ii) the sum of (a) one and (b) the T-bill accrual factor for such index business day raised to the power of the number of days which are not index business days during the period from (but excluding) the index business day immediately preceding such index business day to (but excluding) such index business day. Expressed as a formula, the closing level of the TBill index is equal to:

TRd -1 × (1+TBAFd ) × (1+TBAFd )n

Where:

“TR” is the TBill index closing level on the relevant index business day;

“d” is the relevant index business day;

“d-1” is the index business day immediately preceding the relevant index business day;

“TBAFd ” is the T-bill accrual factor for the relevant index business day; and

“n” is the number of days that are not index business days during the period from (but excluding) the index business day immediately preceding the relevant index business day to (but excluding) the relevant index business day.

For the purposes of this paragraph:

“T-bill accrual factor” means, in respect of an index business day, an amount calculated by the Index Sponsor in accordance with the following formula:

(1-91/360 × TBR)(-1/91) -1

where:

“TBR” means the closing three-month Treasury Bill rate appearing on Reuters Page US3MT = RR (or such page or service as may replace Reuters Page US3MT = RR for the purposes of displaying three-month Treasury Bill rates) in respect of the index business day immediately preceding such index business day (the “T-bill determination date”) or if such rate is not published in respect of the T-bill determination date, the closing three-month Treasury Bill rate last published prior to the T-bill determination date.

“Base date” means November 22, 1998. On the base date the closing level of the TBill index was 100.

Additional Terms of the Securities

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so. In the event DBSI offers to purchase securities in the secondary market, DBSI anticipates that its purchase price will be based on the Payment at Maturity calculated as if the date of repurchase was the Final Valuation Date, less a fee equal to 0.50% times the Face Amount, subject to adjustments deemed appropriate by DBSI in its sole discretion to reflect, among other things, then current market conditions and liquidity.

Supplemental Underwriting Information (Conflicts of Interest)

DBSI, acting as agent for Deutsche Bank AG, will not receive an up-front commission or fee in connection with the sale of the securities.  However, we expect to pay a portion of the Adjustment Factor as a commission on a quarterly basis to brokerage firms, which may include DBSI and their affiliates, whose clients purchased securities in this offering and who continue to hold their securities. After the Trade Date but prior to the Settlement Date, we may accept additional orders for the securities and increase the aggregate Face Amount.

Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangements for this offering will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which will be the third business day following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Validity of Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the securities offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the senior indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of September 28, 2012, filed as an exhibit to the letter of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and its authentication of the securities and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP dated September 28, 2012, which has been filed as an exhibit to the registration statement referred to above.